                                                                               .
                                                                               .
                                                                               .
                                                                    Exhibit 99.5

[BENJAMIN FRANKLIN BANCORP LOGO]
          SINCE 1871

                                    [BENJAMIN FRANKLIN BANCORP LOGO]                       FOR INTERNAL USE ONLY
                                             SINCE 1871
                                                                              REC'D #___ BATCH #______ ORDER #_____ CATEGORY#______
                                                                              ------------------------------------------------------
                                         Stock Information Center             O_________________________ C__________________________
                                   58 Main Street, Franklin, MA 02038         ------------------------------------------------------
                                                                              ORDER DEADLINE & DELIVERY: Stock Order Forms,
                                             QUESTIONS?                       properly completed and with full payment, must be
                                                                              received (not postmarked) by 10:00 a.m.,
                                   Call us toll free at (800) 290-0793        Massachusetts Time, on _____ ___, 2005. Stock Order
                                          9:30 a.m. to 4:00 p.m.,             Forms can be delivered by using the enclosed order
                                        Monday through Friday                 reply envelope, or by hand or overnight delivery to
                                                                              the Stock Information Center. You may NOT deliver
                                                                              this form to Benjamin Franklin Bank branch offices.
                                                                              Please read important instructions on the reverse
                                                                              side as you complete this form. Faxes or copies of
                                                                              this form are not required to be accepted. Each Stock
                                                                              Order Form will generate one stock certificate
                                                                              (subject to stock allocation provisions described in
                                                                              the Prospectus).



                  PLEASE COMPLETE ALL APPLICABLE SHADED AREAS



(1) NUMBER OF SHARES       PRICE PER SHARE       (2) TOTAL PAYMENT DUE
   (25 SHARE MINIMUM)
                             X $10.00 =                   $ .00
--------------------                             ---------------------

(3) METHOD OF PAYMENT --  CHECK OR MONEY ORDER
Enclosed is a check or money order made                   $ .00
payable to BENJAMIN FRANKLIN BANCORP, INC.,      ---------------------
in the amount of:

No cash or wire transfers will be accepted.
Checks will be cashed upon receipt. Benjamin
Franklin Bank line of credit checks may not be remitted as payment with this form.

(4) METHOD OF PAYMENT -- WITHDRAWAL

The undersigned authorizes withdrawal from the Benjamin Franklin Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this stock order form is received. BENJAMIN FRANKLIN BANK REGULAR CHECKING, MONEY MARKET CHECKING, NOW ACCOUNTS AND IRA ACCOUNTS MAY NOT BE LISTED FOR DIRECT WITHDRAWAL BELOW.


For Internal Use Only         Account Number(s)       Withdrawal Amount(s)
--------------------------------------------------------------------------
                                                       $               .00
--------------------------------------------------------------------------
                                                       $               .00
--------------------------------------------------------------------------
                                                       $               .00
--------------------------------------------------------------------------
                         Total Withdrawal  Amount      $               .00
                                                       -------------------

(5) PURCHASER INFORMATION

Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 7 below.


a. [ ] Purchaser(s) listed below had a minimum of $50 on deposit at Benjamin Franklin Bank on May 31, 2003.

b. [ ] Box (a) above does not apply, however the purchaser(s) listed below had a minimum of $50 on deposit at Benjamin Franklin Bank on December 31, 2004.

c. [ ] Purchaser(s) listed below are Benjamin Franklin Bank's officers, directors, trustees or employees who do not have a higher priority.

d. [ ] None of the above apply but the purchaser(s) listed below resides in the communities described in the Prospectus, p. ______.

e. [ ] None of the above apply to the purchaser(s) listed below. This order is placed in a Community Offering.
--------------------------------------------------------------------------------

If you checked boxes (a) or (b), please provide the following information as of the eligibility date under which purchaser(s) listed in Section 7 below qualify in the subscription offering:

Deposit Account Title (Names on Accounts)               Account Number(s)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Please attach a separate page if additional space is required. Not listing all eligible deposit accounts, or providing incorrect or incomplete information, could result in the loss of all or part of any share allocation.


(6) MANAGEMENT, EMPLOYEES, CORPORATORS

(a) MANAGEMENT AND EMPLOYEES (Check the box, if applicable)

[ ] Check if you are a Benjamin Franklin Bank director, officer or employee or a member of their immediate family as defined on the reverse side of this form.

(b) CORPORATORS (Check the box, if applicable)

[ ] Check here if you are a Benjamin Franklin corporator of an associate of a corporator.

(7) STOCK REGISTRATION Please PRINT clearly and provide all information requested. Read reverse side of this form carefully for important registration information. Use full first and last name(s), not initials. If purchasing in the Subscription Offering (i.e., you checked box (a), (b) or (c) in Section 5 of this form), you may not add the names of persons/entities who qualify in a lower purchase priority than yours.


-------------------------------------------  -----------------------------------
First Name, Middle Initial, Last Name        Social Security No./Tax ID No.
                                             (to be used for reporting purposes)


-------------------------------------------  -----------------------------------
First Name, Middle Initial, Last Name        Social Security No./Tax ID No.


-------------------------------------------  -----------------------------------
Street                                       Daytime Phone Number


---------------------   ----------  -------  -----------------------------------
City                    State       Zip      Evening Phone Number


(8) FORM OF STOCK OWNERSHIP

[ ] Individual [ ] Joint [ ] Tenants in Common  [ ] Uniform Transfer to
                                                    Minors Act
[ ] Corporation  [ ] Partnership [ ] Other_____________________________________


FOR SELF-DIRECTED IRAs ONLY (see order form instructions on reverse side)
[ ]  IRA    SSN of Beneficial Owner:      -        -
                                    ------ -------- --------

(9) ACKNOWLEDGMENT AND SIGNATURE Please read the following acknowledgment carefully.

I agree that after receipt by Benjamin Franklin Bancorp, this Stock Order Form may not be modified or withdrawn without Benjamin Franklin Bancorp's consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I AM PURCHASING SOLELY FOR MY OWN ACCOUNT, AND THERE IS NO AGREEMENT OR UNDERSTANDING REGARDING THE SALE OR TRANSFER OF THE SHARES, OR MY RIGHT TO SUBSCRIBE FOR SHARES and (3) I am not subject to backup withholding tax. [Cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT A DEPOSIT OR ACCOUNT AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY BENJAMIN FRANKLIN BANCORP OR BY THE FEDERAL GOVERNMENT. I further certify that, before purchasing the common stock of Benjamin Franklin Bancorp, I received the Prospectus dated ____ __, ____. The Prospectus that I received contains disclosure concerning the nature of the common stock being offered and describes the risks involved in the investment, beginning on page ___, in the section entitled "Risk Factors". By subscribing for or purchasing shares of Benjamin Franklin Bancorp I hereby approve and consent to the consummation of the Chart Bank merger, as described in the enclosed Prospectus.

SUBSCRIPTION RIGHTS PERTAIN TO THOSE ELIGIBLE TO SUBSCRIBE IN THE SUBSCRIPTION OFFERING. FEDERAL AND STATE REGULATIONS PROHIBIT ANY PERSON FROM TRANSFERRING, OR ENTERING INTO AN AGREEMENT, DIRECTLY OR INDIRECTLY, TO TRANSFER THE LEGAL OR BENEFICIAL OWNERSHIP OF SUBSCRIPTION RIGHTS OR THE UNDERLYING SECURITIES TO THE ACCOUNT OF ANOTHER. BENJAMIN FRANKLIN BANCORP WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT IT BECOMES AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS, AND WILL NOT HONOR ORDERS KNOWN TO INVOLVE SUCH TRANSFER.


                    ---------------------------------------
                         ORDER NOT VALID UNLESS SIGNED

   ONE SIGNATURE REQUIRED, UNLESS SECTION (4) OF THIS FORM INCLUDES ACCOUNTS
    REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL IF SIGNING AS A
       CUSTODIAN, CORPORATE OFFICER, ETC. PLEASE INCLUDE YOUR FULL TITLE.


---------------------------------------  ---------------------------------------
Signature (title, if applicable)  (Date) Signature (title, if applicable) (Date)

QUESTIONS? See the reverse side of this form, or call our Stock Information Center toll free at (800) 290-0793, Monday through Friday from 9:30 a.m. to 4:00 p.m., Massachusetts time.

                         BENJAMIN FRANKLIN BANCORP, INC.
                          STOCK ORDER FORM INSTRUCTIONS

SECTIONS (1) AND (2)-- NUMBER OF SHARES AND TOTAL PAYMENT DUE. Fill in the number of shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares. In the Subscription Offering and in the Community Offering, the maximum purchase is 15,000 shares ($150,000). The maximum limit applies to any individual/individuals exercising subscription rights through a single qualifying deposit account held jointly. Further, no person, either alone or together with associates of or persons acting in concert with such person, may purchase in the aggregate more than 25,000 shares ($250,000) of common stock, in all categories of the stock offering combined. Please see the prospectus section entitled "The Conversion and the Offering -- Limitations on Common Stock Purchases" for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

SECTION (3) -- PAYMENT BY CHECK OR MONEY ORDER. Payment may be made by check, bank check or money order payable directly to Benjamin Franklin Bancorp, Inc. These will be cashed upon receipt. Indicate the amount remitted. Interest will be paid at our regular passbook savings rate until the offering is completed. You may not remit a Benjamin Franklin Bank line of credit check or a third party check that is endorsed and made payable to Benjamin Franklin Bancorp, Inc. Wire transfers will not be accepted.

SECTION (4) -- PAYMENT BY ACCOUNT WITHDRAWAL. Payment may be made by authorizing withdrawal from Benjamin Franklin Bank deposit accounts. Indicate the Benjamin Franklin Bank account number(s) and the amount(s) you want withdrawn. Funds designated for withdrawal must be available within the account(s) at the time this stock order form is received. Funds will not be withdrawn prior to completion of the offering period, but upon receipt of your order, a hold will be placed on the dollar amount(s) designated on this form, making the amount(s) unavailable to you. You will continue to earn interest within the account(s) at the contractual rate. Note that you may not designate Benjamin Franklin Bank regular checking, money market checking, NOW accounts and IRA accounts for direct withdrawal on this form. For IRA guidance, please contact the Stock Information Center -- preferably at least two weeks before the ___________, 2005 offering deadline.

SECTION (5) -- PURCHASER INFORMATION. Please check the one box that applies to the purchaser(s) listed in Section 7 of this form. Purchase priorities are based on eligibility dates. If you checked box (a) or (b), list all deposit account numbers that the purchaser(s) may have had ownership in as of the applicable eligibility date. Include all forms of account ownership (individual, joint, IRA, etc.) If purchasing shares for a minor, list only the minor's eligible accounts. If purchasing shares for a corporation or partnership, list only those entities' eligible accounts. Attach a separate page, if necessary. FAILURE TO COMPLETE THIS SECTION, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN A LOSS OF PART OR ALL OF YOUR SHARE ALLOCATION IN THE EVENT OF AN OVERSUBSCRIPTION. Boxes (a), (b) and (c) apply to orders placed in the SUBSCRIPTION OFFERING. Box (c) applies to officers, directors, trustees and employees of Benjamin Franklin Bank who do not qualify in categories (a) or (b). Boxes (d) and (e) apply to a COMMUNITY OFFERING, if held. Orders placed in the Subscription Offering will take preference over orders placed in a Community Offering. See "The Conversion and the Stock Offering" section of the Prospectus for further details about the Subscription Offering and Community Offering, and the method for allocating shares in the event of an oversubscription.

SECTION (6) -- MANAGEMENT, EMPLOYEES AND CORPORATORS. Check the box(es), if applicable. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee. The term "associate" is defined on p.___ of the Prospectus.

SECTION (7) -- STOCK REGISTRATION. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to this order, including a stock certificate. Each Stock Order Form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: If you checked boxes (a), (b) or (c) in Section 5 of this form, you may not add the names of persons/entities who qualify in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about this form. NOTE FOR NASD MEMBERS: If you are a member of the NASD ("National Association of Securities Dealers"), or a person affiliated or associated with an NASD member, you may have additional reporting requirements. Please report this subscription in writing to the applicable NASD member within one day of payment thereof.

SECTION (8) -- FORM OF STOCK OWNERSHIP. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registration. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials -- use full first name, middle initial, and last name. Omit words that do not affect ownership such as "Dr.", "Mrs.", etc. Check the one box that applies.

         Buying Stock Individually -- Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 7 of this form must have had an eligible account at Benjamin Franklin Bank on either May 31, 2003, or December 31, 2004.

         Buying Stock Jointly:

         Joint Tenants -- Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the transfer or sale of shares. To qualify in the Subscription Offering, all purchasers named in Section 7 of this form must have had an eligible account at Benjamin Franklin Bank on the same eligibility date (either May 31, 2003 or December 31, 2004.)

         Tenants in Common -- May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the transfer or sale of shares. To qualify in the Subscription Offering, all purchasers named in Section 7 of this form must have had an eligible account at Benjamin Franklin Bank on the same eligibility date (either May 31, 2003, or December 31, 2004.)

         Buying Stock for a Minor -- Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 7 of this form must have had an eligible account at Benjamin Franklin Bank on either May 31, 2003 or December 31, 2004. The standard abbreviation for Custodian is CUST, while the Uniform Transfer to Minors Act is UTMA, followed by the state abbreviations. For example, stock held by John Smith as custodian for Susan Smith under the Massachusetts Uniform Transfer to Minors Act, should be registered as John Smith, CUST Susan Smith UTMAMA (list only the minor's social security number).

         Buying Stock for a Corporation/Partnership -- On the first name line, indicate the name of the corporation or partnership and indicate that entity's Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership listed in Section 7 of this form must have had an eligible account at Benjamin Franklin Bank on either May 31, 2003 or December 31, 2004.

         Buying Stock in a Trust/Fiduciary Capacity -- Indicate the name of the fiduciary and the capacity under which they are acting (for example, "Executor"), or the name of the trust, the trustees, and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity listed in
         Section 7 of this form must have had an eligible account at Benjamin Franklin Bank on either May 31, 2003 or December 31, 2004.

         Buying Stock in a Self-Directed IRA [for broker use only] -- Registration should reflect the custodian or trustee firm's registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, "FBO JOHN SMITH IRA"). You can indicate an account number or other identifying information, and the firm's address and department to which all correspondence should be mailed, including a stock certificate. Indicate the Tax ID Number under which the firm's IRAs are reported.

SECTION (9) -- ACKNOWLEDGMENT AND SIGNATURE. Sign and date this form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Only one signature is required, unless any account listed in Section 4 of this form requires more than one signature to authorize a withdrawal. Deliver your completed Stock Order Form, with full payment (or withdrawal authorization), so that it is received (not postmarked) at the Stock Information Center by 10:00 a.m. Massachusetts Time, on ________,____ 2005. Please review the Prospectus carefully before making an investment decision. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment and required signatures.

A POSTAGE-PAID REPLY ENVELOPE IS INCLUDED. IF SENDING VIA OVERNIGHT DELIVERY, OR FOR HAND-DELIVERY:

Benjamin Franklin Bank, Attn: Stock Information Center, 58 Main Street, Franklin, MA 02038

QUESTIONS? Call our Stock Information Center toll free at (800) 290-0793, Monday through Friday from 9:30 a.m. to 4:00 p.m., Massachusetts Time.